Exhibit 10.02

FIRST AMENDMENT
TO
OPTION AGREEMENT

FIRST AMENDMENT dated as of May 8, 2002 (“First Amendment”) among Tribune Denver Radio, Inc., a Delaware corporation (“Tribune Denver”), Tribune Broadcasting Company, a Delaware corporation (“Tribune”), Entercom Denver, LLC, a Delaware limited liability company (“Entercom Denver”), Entercom Denver License, LLC, a Delaware limited liability company (“Entercom Denver License”), and Entercom Communications Corp., a Pennsylvania corporation (“Entercom,” and collectively with Entercom Denver and Entercom Denver License, “Optionee”).

W I T N E S S E T H:

WHEREAS, Tribune Denver, Tribune, Entercom Denver, Entercom Denver License and Entercom have entered into an Option Agreement dated as of December 24, 2001 (the “Option Agreement”) providing, among other things, for the grant by Tribune Denver to Optionee of an option to purchase substantially all of the assets, properties and business relating to Radio Broadcast Stations KOSI, 101.1 FM in Denver, Colorado (“KOSI”), KEZW, 1430 AM in Aurora, Colorado (“KEZW”) and KKHK, 99.5 FM in Denver, Colorado (“KKHK”); and

WHEREAS, each of Tribune Denver, Tribune, Entercom Denver, Entercom Denver License and Entercom desires to amend and supplement the Option Agreement in certain respects as described in this First Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

ARTICLE XIII

Definitions.

Except as otherwise indicated herein or unless the context requires otherwise, capitalized terms used herein and not otherwise defined shall the meanings ascribed thereto in the Option Agreement.

ARTICLE XIV

Desirability of Exercising Option in Multiple Transactions to Achieve
Qualified Tax-Deferred Exchange with Respect to All of the Stations.

As contemplated by Section 7.4 of the Option Agreement, Optionee has agreed to cooperate, in good faith, as reasonably requested by Tribune Denver, in enabling Tribune Denver to effectuate the sale of the Purchased Assets pursuant to the Option Agreement as part of a like-kind exchange pursuant to Section 1031 of the Code, including, without limitation, the assignment of the rights of Tribune and Tribune Denver pursuant to the Option Agreement to a “qualified intermediary” as defined in Treasury Regulation Section 1.1031(k)-1(g)(4). Tribune’s initial desire was to effect such an exchange in a single transaction, in which all of the Purchased

Assets would be exchanged, in a like-kind exchange, effectuated on a particular exchange date. As of the date of this First Amendment, however, Tribune and Tribune Denver have been able to identify exchangeable assets only in respect of that portion of the Purchased Assets that relate to KOSI and KEZW. Tribune and Tribune Denver are continuing to evaluate alternatives that would permit a like-kind exchange to be effectuated with respect to the portion of the Purchased Assets that relate to KKHK. In light of the ability of the parties to proceed currently with an exchange with respect to the Purchased Assets relating to KOSI and KEZW, the parties hereto acknowledge that it is desirable to permit the Option to be exercised in multiple transactions, such that (i) the Option can be exercised, in part, at the present time to enable all of the KOSI/KEZW Purchased Assets (as defined in Section 4 of this First Amendment) to be exchanged by Tribune Denver and acquired by Optionee and all of the KOSI/KEZW Assumed Liabilities (as defined in Section 4 of this First Amendment) to be assumed by Optionee and (ii) the remainder of the Option may be exercised, at a later time (1) to enable an exchange of all of the Remaining Purchased Assets (as defined in Section 4 of this First Amendment) and an assumption of all of the Remaining Assumed Liabilities (as defined in Section 4 of this First Amendment) or (2) otherwise in accordance with Section 2.2 of the Option Agreement if Tribune Denver does not provide a subsequent Early Notification to Optionee. The purpose of this First Amendment is to set forth the understanding of the parties with respect to permitting the Option to be exercised in multiple transactions.

ARTICLE XV

Early Notification With Respect to KOSI and KEZW.

Pursuant to Section 2.2 of the Option Agreement, Tribune Denver hereby provides an Early Notification (the “KOSI/KEZW Early Notification”) to Optionee that Optionee may exercise the Option (to the extent it relates to KOSI, KEZW, the KOSI/KEZW Business, the KOSI/KEZW Purchased Assets or the KOSI/KEZW Assumed Liabilities (each as defined in Section 4 of this First Amendment)). The parties hereto acknowledge and agree that the provision of the KOSI/KEZW Early Notification with respect to the exercise of the Option, in part and only with respect to all of the KOSI/KEZW Purchased Assets and to all of the KOSI/KEZW Assumed Liabilities, shall not limit the right of Tribune Denver to provide a subsequent Early Notification to Optionee in accordance with Section 2.2 of the Option Agreement with respect to all of the Remaining Purchased Assets and to all of the Remaining Assumed Liabilities (each as defined in Section 4 of this First Amendment) or, in the event that the transactions contemplated by the Sinclair Asset Purchase Agreement (as defined in Section 11 of this First Amendment) are not consummated and this First Amendment is terminated by Tribune Denver in accordance with Section 23 of this First Amendment prior to the consummation of the KOSI/KEZW Closing, with respect to all of the Purchased Assets and to all of the Assumed Liabilities.

ARTICLE XVI

Notification of Exercise of Option With Respect to KOSI and KEZW.

Pursuant to Section 2.2 of the Option Agreement and in accordance with the KOSI/KEZW Early Notification described in Section 3 of this First Amendment, Optionee hereby provides notification to Tribune Denver that Optionee is exercising the Option to the extent it relates to (i) KOSI and KEZW, (ii) the portion of the Business consisting of all of the business of KOSI and all of the business of KEZW (collectively, the “KOSI/KEZW Business”), (iii) the portion of the Purchased Assets that consists of all of the assets or properties owned or held by Tribune Denver and primarily relating to or primarily used by or in connection with KOSI, KEZW or the KOSI/KEZW Business and any of the Shared Assets (as defined in Section 5 of this First Amendment) as to which Tribune Denver is the Using Party (as defined in Section 5 of this First Amendment ) (such assets, “Entercom Shared Assets”) (collectively, the “KOSI/KEZW Purchased Assets”) and (iv) the portion of all of the Assumed Liabilities relating to or incurred primarily by or in connection KOSI, KEZW, the KOSI/KEZW Business or the KOSI/KEZW Purchased Assets and the Shared Liabilities as to which as between Optionee and Tribune Denver, Optionee will be the primary obligor (such liabilities, “Entercom Shared Liabilities”) (collectively, the “KOSI/KEZW Assumed Liabilities”). (The use of the term “primarily” in the preceding sentence is not intended to change the definition of “Purchased Assets” in the Option Agreement, but instead to facilitate the KOSI/KEZW Closing pursuant to this First Amendment, and upon the consummation of the KKHK Closing, Tribune Denver shall have exchanged, and Optionee shall have acquired, all the Purchased Assets.). The parties hereto acknowledge and agree that the partial exercise of the Option, only with respect to the KOSI/KEZW Purchased Assets and the KOSI/KEZW Assumed Liabilities, shall not limit the right of Optionee to exercise the Option with respect to all of the Purchased Assets relating to KKHK, and any of the Purchased Assets not acquired as part of the KOSI/KEZW Assets, including the Shared Assets other than the Entercom Shared Assets (the “Remaining Purchased Assets”) and to all of the Assumed Liabilities relating to KKHK, and any of the Assumed Liabilities not assumed as part of the KOSI/KEZW Assumed Liabilities, including the Shared Liabilities other than the Entercom Shared Liabilities (the “Remaining Assumed Liabilities”) (it being understood that any such exercise is subject to the provisions of Section 2.2 of the Option Agreement and that any such exercise prior to the Exercise Period is subject to the giving by Tribune Denver of an Early Notification relating to the Remaining Purchased Assets and the Remaining Assumed Liabilities).

ARTICLE XVII

Purchase and Sale of KOSI/KEZW Purchased Assets.

Upon the terms and subject to the conditions of the Option Agreement and this First Amendment (including the provisions of Section 7.4 of the Option Agreement and Section 11 of this First Amendment), on the KOSI/KEZW Closing Date (as defined in Section 7 of this First Amendment), Tribune Denver shall sell, transfer, assign, convey and deliver to Optionee and Optionee shall purchase from Tribune Denver, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the KOSI/KEZW Purchased Assets.

In respect of any KOSI/KEZW Purchased Asset or Remaining Purchased Asset that relates to or is used by or in connection with KOSI, KEZW or the operation of the KOSI/KEZW Business on the one hand, and KKHK or the operation of the KKHK Business (as defined in Section 13(b) of this First Amendment) on the other hand (“Shared Assets”), Tribune Denver and Optionee will cooperate, in good faith, in making arrangements on commercially reasonable terms (“Use Arrangements”) that will be effective upon the KOSI/KEZW Closing and continuing through the KKHK Closing Date (as defined in Section 13(b) of this First Amendment) or the termination of the Option Agreement (unless otherwise agreed upon by the parties in the Use Arrangements) and that will provide for the continued use by the party (either Tribune Denver or Optionee, as the case may be) that does not hold title to such Shared Asset (the “Using Party”) following the KOSI/KEZW Closing. Such Use Arrangements shall also provide, in the event of the termination of the Option Agreement following the KOSI/KEZW

Closing, but without the prior occurrence of the KKHK Closing (as defined in Section 13(b) of this First Amendment), for the continued temporary use by the Using Party of such Shared Asset to allow the Using Party a reasonable period of time to locate a replacement asset or property. Notwithstanding anything contained herein to the contrary, the KOSI/KKHK Transmitter Site and Building located at 21079 Cedar Lake Road, Lookout Mountain, Colorado (the “KOSI/KKHK Transmitter Site”) and the Studio Building located at 10200 E. Girard Avenue, Denver, Colorado, leased pursuant to that Lease Agreement dated November 14, 1995 between Tribune Denver and Kennedy Center Partnership, as amended (the “Studio Lease”) are Remaining Purchased Assets that shall be considered Shared Assets. In respect of the KOSI/KKHK Transmitter Site and the Studio Lease, the parties will agree upon a lease (the “Lease”) for the continued use of such property by Optionee (the Using Party) in respect of KOSI and KEZW on commercially reasonable terms; provided, that, prior to the occurrence of the KKHK Closing, no rental payments will be assessed to Optionee in respect of the Lease (it being understood that Optionee shall continue to reimburse Tribune Denver for all rental payments and other costs and expenses arising under the Studio Lease, as is currently provided under the TBA); provided further, that, in the event of the termination of the Option Agreement following the KOSI/KEZW Closing, but without the prior occurrence of the KKHK Closing, the Lease will be bifurcated into a KOSI/KKHK Transmitter Site lease with a 99 year term and an annual rental payment of $1.00 and a sublease in respect of the Studio Lease with a term equivalent to the remaining term of the Studio Lease and with a mutually agreed upon allocation of the rental payments and other costs and expenses arising under the Studio Lease. In the event of the termination of the Option Agreement following the KOSI/KEZW Closing, but without the prior occurrence of the KKHK Closing, the parties shall agree upon an equitable allocation and/or division of the Contracts (as defined in the TBA) between Tribune Denver and Optionee.

ARTICLE XVIII

Assumption of KOSI/KEZW Assumed Liabilities.

Upon the terms and subject to the conditions of the Option Agreement and this First Amendment (including the provisions of Section 7.4 of the Option Agreement and Section 11 of this First Amendment), on the KOSI/KEZW Closing Date, Optionee shall deliver to Tribune Denver an undertaking and assumption, in a form reasonably acceptable to Tribune Denver and Optionee, pursuant to which Optionee shall assume and be obligated for, and shall agree to pay, perform and discharge in accordance with their terms, the KOSI/KEZW Assumed Liabilities.

In respect of any KOSI/KEZW Assumed Liability or Remaining Assumed Liability incurred by or in connection with or relating to KOSI, KEZW, or the operation of the KOSI/KEZW Business on the one hand, and KKHK or the operation of the KKHK Business (as defined in Section 13(b) of this First Amendment) on the other hand (“Shared Liabilities”), Tribune Denver and Optionee will agree in good faith upon an equitable allocation of the Shared Liabilities between Tribune Denver and Optionee that will be effective upon the KOSI/KEZW Closing and continuing through the KKHK Closing Date (as defined in Section 13(b) of this First Amendment), or in the event the Option Agreement is terminated, continuing indefinitely until such KOSI/KEZW Assumed Liability or Remaining Assumed Liability ceases to be a Shared Liability (unless otherwise agreed upon by the parties).

ARTICLE XIX

KOSI/KEZW Closing Date.

The purchase and sale of the KOSI/KEZW Purchased Assets provided for in Section 5 of this First Amendment (the “KOSI/KEZW Closing”) shall be consummated at 10:00 A.M., local time, on a date agreed upon by Tribune Denver and Optionee, occurring within ten (10) days after the conditions set forth in Articles VIII and IX of the Option Agreement (to the extent they relate the KOSI/KEZW Purchased Assets, the KOSI/KEZW Assumed Liabilities or the KOSI/KEZW Business) and Section 12 and Section 22 of this First Amendment are satisfied or, if permissible, waived or such other date, as may be agreed upon by Tribune Denver and Optionee, at the offices of Sidley Austin Brown & Wood, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, or at such other place or at such other time as shall be agreed upon by Tribune Denver and Optionee (such date and time being herein called the “KOSI/KEZW Closing Date”).

ARTICLE XX

Amendment of Section 3.5 of the Option Agreement.

Section 3.5 of the Option Agreement is hereby amended to add the following sentence to the end of such section:

“Notwithstanding anything contained herein to the contrary, in the event that the KOSI/KEZW Closing is consummated, the amount of the Option Payment, if any, required to be refunded to Optionee in accordance with the provisions of this Section 3.5 upon termination of this Agreement shall be equal to $5,500,000.”

ARTICLE XXI

Amendment of Section 3.6 of the Option Agreement.

Section 3.6 of the Option Agreement is hereby amended to add the following sentence to the end of such section:

“Notwithstanding anything contained herein to the contrary, in the event that the KOSI/KEZW Closing is consummated, (a) the purchase price for the KOSI/KEZW Assets (the “KOSI/KEZW Purchase Price”) shall be equal to $112,500,000 (the “KOSI/KEZW Closing Date Payment”) plus $12,500,000 of the Option Payment, as adjusted pursuant to Section 3.10 (it being understood that Shared Assets and Shared Liabilities (other than the Entercom Shared Assets and the Entercom Shared Liabilities) shall not be prorated until the earlier of the KKHK Closing Date or the termination of the Option Agreement to the extent that such items have not already been prorated under the TBA) to give effect to the KOSI/KEZW Closing and (b) the purchase price for the Remaining Purchased Assets (the “Remaining Purchase Price”) shall be equal to $49,500,000 (the “Remaining Closing Date Payment”) plus the remaining $5,500,000 of the Option Payment, as adjusted pursuant to Section 3.10 (it being understood that, unless the Option Agreement has been earlier terminated, Shared Assets and Shared Liabilities shall be included in any prorations on the KKHK Closing Date) to give effect to the KKHK Closing.”

ARTICLE XXII

Amendment of Section 3.7 of the Option Agreement.

Section 3.7 of the Option Agreement is hereby amended to add the following sentence to the end of such section:

“Any payment of the KOSI/KEZW Closing Date Payment or the Remaining Closing Date Payment shall be made in the manner contemplated by this Section 3.7.”

ARTICLE XXIII

Amendment of Section 7.4 of the Option Agreement.

Section 7.4 of the Option Agreement is hereby amended to add the following new subsections (c) and (d) to the end of such section:

“(c)  Tribune Denver has entered into an Exchange Agreement dated December 31, 2001 (the “Exchange Agreement”) with Chicago Deferred Exchange Corporation (the “Exchanger”), providing for the Exchanger to act as a qualified intermediary in connection with any like-kind exchange involving the Purchased Assets and Replacement Property (as defined in the Exchange Agreement), as contemplated by this Section 7.4. Tribune has also entered into a Qualified Exchange Trust Agreement dated as of December 31, 2001 (the “Trust Agreement”) with the Exchanger and The Chicago Trust Company, an Illinois trust company, providing, among other things, for the establishment of a Qualified Trust (within the meaning of Regulations Section 1.1031(k)-1(g)(3)) to be used in connection with any like-kind exchange contemplated by this Section 7.4.

(d)  Tribune has entered into an Asset Purchase Agreement dated as of April 18, 2002 (the “Sinclair Asset Purchase Agreement”) with Sinclair Broadcast Group, Inc., Sinclair Communications, Inc., Sinclair Media II, Inc. and SCI-Indiana Licensee, LLC providing, among other things, for the acquisition by Tribune (or an affiliate thereof or qualified intermediary) of the assets, properties and business (the “Sinclair Purchased Assets”) of television broadcast stations WTTV and WTTK in Indianapolis, Indiana (the “Sinclair Stations”). Tribune has determined that the Sinclair Purchased Assets qualify as Replacement Property and has provided Optionee with the KOSI/KEZW Early Notification for the purpose of effectuating, through the Exchanger in accordance with the Exchange Agreement and the Qualified Trust established pursuant to the Trust Agreement, a like-kind exchange of the KOSI/KEZW Purchased Assets for the Sinclair Purchased Assets. Optionee hereby consents to such exchange and agrees to cooperate, in good faith, as reasonably requested by Tribune Denver (but subject to the conditions set forth in clauses (i) and (ii) of Section 7.4(a)), in enabling the sale and transfer of the KOSI/KEZW Purchased Assets contemplated hereby to be effectuated through such exchange.”

ARTICLE XXIV

Amendment of Article VIII of the Option Agreement.

Article VIII of the Option Agreement is hereby amended to add the following new Section 8.6 to the end of such Article:

“Section 8.6  Closing With Respect to Sinclair Stations.    The obligations of Tribune Denver under this Agreement to consummate the KOSI/KEZW Closing shall, at the option of Tribune Denver, be subject to the satisfaction, on or prior to the KOSI/KEZW Closing Date of the consummation of the acquisition by Tribune (or any affiliate thereof or the Exchanger or other qualified intermediary) of the Sinclair Purchased Assets.”

ARTICLE XXV

Amendment of Article X of the Option Agreement.

Article X of the Option Agreement is hereby amended to add a new Section 10.7 which shall read as follows:

“Section 10.7  Modification Applicable in the Event of a KOSI/KEZW Closing.

Section 25.1.    Notwithstanding anything contained herein to the contrary, in the event that the KOSI/KEZW Closing is consummated and thereafter this Agreement is terminated without the consummation of the purchase and sale of the Remaining Purchased Assets, then (i) the One Hundred Fifty Thousand Dollars ($150,000) referenced in the first proviso of the first paragraph of each of Section 10.1 and Section 10.2 shall be reduced to One Hundred Five Thousand Dollars ($105,000), and (ii) the Eighteen Million Dollars ($18,000,000) referenced in the second proviso of the first paragraph of each of Section 10.1 and Section 10.2 shall be reduced to Twelve Million Five Hundred Thousand Dollars ($12,500,000).

Section 25.2.  Notwithstanding anything contained herein to the contrary, in the event the KOSI/KEZW Closing is consummated, as used in Section 10.1 and Section 10.2 of this Agreement the term “Closing Date” shall mean (i) the KOSI/KEZW Closing Date to the extent the indemnification provided for in Section 10.1 or Section 10.2 is in respect of or relates to the KOSI/KEZW Business, the KOSI/KEZW Purchased Assets or the KOSI/KEZW Assumed Liabilities and (ii) the KKHK Closing Date (as defined below), to the extent the indemnification provided for in Section 10.1 or Section 10.2 is in respect of or relates to the KKHK Business, the Remaining Purchased Assets, or the Remaining Assumed Liabilities. The “KKHK Closing Date” shall mean that date upon which the purchase and sale of the Remaining Purchased Assets is consummated (the “KKHK Closing”). The “KKHK Business” shall mean that portion of the Business that is not part of the KOSI/KEZW Business.”

ARTICLE XXVI

Amendment of Section 11.1(a)(ix) of the Option Agreement.

Section 11.1(a)(ix) of the Option Agreement is hereby amended to add the following proviso at the end of such subsection (a)(ix):

“; and provided further, that for purposes of determining whether such one year period shall have expired without the Closing having occurred, such one year period shall be measured from the date the Option shall have been exercised, whether through one or more exercises, with respect to all of the Purchased Assets.”

ARTICLE XXVII

Amendment of Section 11.1(b) of the Option Agreement.

Section 11.1(b) of the Option Agreement is hereby amended to add the following sentence to the end of such subsection (b):

“Notwithstanding anything contained herein to the contrary, in the event that the KOSI/KEZW Closing is consummated, the amount of the Option Payment, if any, required to be refunded to Optionee in accordance with the provisions of this Section 11.1(b) upon termination of this Agreement shall be equal to $5,500,000.”

ARTICLE XXVIII

Amendment of Section 11.2 of the Option Agreement.

Section 11.2 of the Option Agreement is hereby amended to add the following sentence to the end of such section:

“Notwithstanding anything contained herein to the contrary, in the event that the KOSI/KEZW Closing is consummated, (x) the amount of the Option Payment, if any, to be retained by Tribune Denver and the amount of the Option Payment paid to be paid to Tribune Denver (or the Qualified Intermediary) as liquidated damages pursuant to Section 3.5 and in accordance with the provisions of this Section 11.2 shall be equal to $5,500,000 (the “KKHK Liquidated Damages Amount”), (y) the KKHK Liquidated Damages Amount shall constitute full payment and the exclusive remedy for any damages suffered by Tribune Denver and Tribune for the failure of Optionee to fulfill its obligations as set forth in Section 3.5 and Section 11.2, and (z) Tribune Denver, Tribune and Optionee agree in advance that actual damages would be difficult to ascertain and that the amount of the KKHK Liquidated Damages Amount of the Option Payment made to Tribune Denver (or the Qualified Intermediary) pursuant to Section 3.5 and Section 11.2 is a fair and equitable amount to reimburse Tribune Denver and Tribune for damages sustained due to Optionee’s failure to fulfill such obligations under this Agreement.”

ARTICLE XXIX

Amendment of Article XI of the Option Agreement.

Article XI of the Option Agreement is hereby amended to add a new Section 11.4 which shall read as follows:

“Section 11.4  Modification Applicable in the Event of a KOSI/KEZW Closing.    Notwithstanding anything contained herein to the contrary, in the event that the KOSI/KEZW Closing is consummated and thereafter this Agreement is terminated without the consummation of the purchase and sale of the Remaining Purchased Assets, then the termination of this Agreement with respect to the obligations of, and the remedies available to, Tribune Denver, Tribune and Optionee under this Article XI shall only be effective to the extent such obligations or remedies relate to the Remaining Purchased Assets, the Remaining Assumed Liabilities, KKHK or the KKHK Business, and such termination of this Agreement shall not have any effect upon the obligations of, and the remedies available to, Tribune Denver, Tribune and Optionee under this Agreement with respect to KOSI, KEZW, the KOSI/KEZW Purchased Assets, the

KOSI/KEZW Assumed Liabilities or the KOSI/KEZW Business contained in this Agreement.”

ARTICLE XXX

Amendment of Section 12.1 of the Option Agreement.

Section 12.1 of the Option Agreement is hereby amended to add the following sentence to the end of such section:

“Notwithstanding anything contained herein to the contrary, in the event that the KOSI/KEZW Closing is consummated, (a) for purposes of the termination of representations and warranties contained in Article IV of this Agreement that are in respect of or relate to (i) the KOSI/KEZW Business, the KOSI/KEZW Purchased Assets, and/or the KOSI/KEZW Assumed Liabilities, the term “Closing Date” as used in this Section 12.1 shall mean the KOSI/KEZW Closing Date and (ii) the KKHK Business, the Remaining Purchased Assets and/or the Remaining Assumed Liabilities, the term “Closing Date” as used in this Section 12.1 shall mean the KKHK Closing Date; and (b) for the purposes of the termination of representations and warranties contained in Article V of this Agreement, the term “Closing Date” as used in this Section 12.1 shall mean (i) the “KOSI/KEZW Closing Date” to the extent relating to the transactions to be consummated on the KOSI/KEZW Closing Date, or, (ii) the “KKHK Closing Date” to the extent relating to the transactions to be consummated on the KKHK Closing Date.

ARTICLE XXXI

Amendment of Section 12.8 of the Option Agreement.

Section 12.8 is hereby amended to add a reference to “(a)” before the paragraph that currently comprises Section 12.8 and to add the following new subsection (b) after such paragraph:

“(b)  The parties hereto agree that it would be burdensome to attempt to amend all of definitions and provisions of this Agreement to reflect that the transactions contemplated hereby could be consummated in more than one closing and could involve the exercise of the Option in one instance in respect of the KOSI/KEZW Purchased Assets and in another instance with respect to the Remaining Purchased Assets. In addition, the parties recognize that the KOSI/KEZW Closing is conditioned upon the consummation of the transactions contemplated by the Sinclair Asset Purchase Agreement and that, in the event the Sinclair Asset Purchase Agreement is terminated or this First Amendment is terminated pursuant to Section 23 of the First Amendment prior to the consummation of the KOSI/KEZW Closing, the original provisions of this Agreement (which contemplate a single closing and the exercise of the Option in a single transaction) would remain necessary. For these reasons, the parties hereto have amended sections of this Agreement or added specific references to the KOSI/KEZW Purchased Assets, KOSI/KEZW Business, KOSI/KEZW Assumed Liabilities, KOSI/KEZW Closing, KOSI/KEZW Closing Date, KOSI/KEZW Closing Date Payment, KOSI/KEZW Purchase Price, Remaining Purchased Assets, KKHK Business, Remaining Assumed Liabilities, KKHK Closing, KKHK Closing Date, Remaining Closing Date Payment, Remaining Purchase Price, and other similar references only in those instances where the parties believed the absence so to amend or include such references could result in undue confusion regarding the effect on the rights and obligations of the parties, as originally set forth in the Option Agreement, of the agreed upon bifurcation of the Option which allows the Option to be exercised, the Purchased Assets acquired or exchanged and the Assumed Liabilities assumed in more than one transaction and on more than one closing date. The parties acknowledge and agree that it is their intent that all of the provisions contained herein (including the representations, warranties, closing conditions, covenants and other provisions) be interpreted to reflect, where applicable, the possibility of such bifurcation, notwithstanding that a particular provision has not been specifically amended. Examples of such desired interpretation include, but are not limited to:

—	For purposes of the KOSI/KEZW Closing, references to the Purchased Assets shall mean the KOSI/KEZW Purchased Assets.

—	For purposes of the KKHK Closing, references to the Purchased Assets shall mean the Remaining Purchased Assets.

—	The items described in Section 3.1 to be included in the Purchased Assets shall, for purposes of the KOSI/KEZW Closing, be deemed to be the KOSI/KEZW Purchased Assets.

—	The items described in Section 3.1 to be included in the Purchased Assets shall, for purposes of the KKHK Closing, be deemed to be the Remaining Purchased Assets.

—	For purposes of the KOSI/KEZW Closing, references to the Assumed Liabilities shall mean the KOSI/KEZW Assumed Liabilities.

—	For purposes of the KKHK Closing, references to the Assumed Liabilities shall mean the Remaining Assumed Liabilities.

—	The items described in Section 3.3(a) to be included in the Assumed Liabilities shall, for purposes of the KOSI/KEZW Closing, be deemed to be the KOSI/KEZW Assumed Liabilities.

—	The items described in Section 3.3(a) to be included in the Assumed Liabilities shall, for purposes of the KKHK Closing, be deemed to be the Remaining Assumed Liabilities.

—	For purposes of the KOSI/KEZW Closing, references to the Purchase Price shall mean the KOSI/KEZW Purchase Price.

—	For purposes of the KKHK Closing, references to the Purchase Price shall mean the KKHK Purchase Price.

—	For purposes of the KOSI/KEZW Closing, references to the Option Payment shall mean $12,500,000 of the Option Payment.

—	For purposes of the KKHK Closing, references to the Option Payment shall mean $5,500,000 of the Option Payment.

—
For purposes of the KOSI/KEZW Closing, the prorations and adjustments contemplated by Section 3.10 shall be made only with respect to KOSI, KEZW, the KOSI/KEZW Purchased Assets, the KOSI/KEZW Assumed Liabilities or the KOSI/KEZW Business.

—
For purposes of the KKHK Closing, the prorations and adjustments contemplated by Section 3.10 shall be made only with respect to KKHK, the Remaining Purchased Assets, the Remaining Assumed Liabilities or the KKHK Business.

—	For purposes of the KOSI/KEZW Closing, references to the Closing or the Closing Date shall mean the KOSI/KEZW Closing or the KOSI/KEZW Closing Date.

—	For purposes of the KKHK Closing, references to the Closing or the Closing Date shall mean the KKHK Closing or the KKHK Closing Date.

—	For purposes of the KOSI/KEZW Closing, the actions required to be taken pursuant to Section 6.3 upon exercise of the Option shall be taken to the extent they relate to KOSI or KEZW.

—	For purposes of the KKHK Closing, the actions required to be taken pursuant to Section 6.3 upon exercise of the Option shall be taken to the extent they relate to KKHK.

—
For purposes of the KOSI/KEZW Closing, the conditions set forth in Article VIII and Article IX must be satisfied only to the extent they relate to KOSI, KEZW, the KOSI/KEZW Business, the KOSI/KEZW Purchased Assets or KOSI/KEZW Assumed Liabilities.

—
For purposes of the KKHK Closing, the conditions set forth in Article VIII and Article IX must be satisfied only to the extent they relate to KKHK, the KKHK Business, the Remaining Purchased Assets or the Remaining Assumed Liabilities.

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Specific references to KOSI/KEZW Purchased Assets, KOSI/KEZW Assumed Liabilities, KOSI/KEZW Closing, KOSI/KEZW Closing Date, KOSI/KEZW Purchase Price, Remaining Purchased Assets, Remaining Assumed Liabilities, KKHK Closing, KKHK Closing Date, Remaining Purchase Price and similar references are not intended to limit the application of any provisions in the event that the KOSI/KEZW Closing is not consummated or with respect to any exercise of the Option relating to the sale and purchase of any Remaining Purchased Assets or the assumption of any Remaining Assumed Liabilities.”

ARTICLE XXXII

Additional Representations and Warranties of Tribune Denver and Tribune.

Without limitation of the representations and warranties of Tribune Denver and Tribune contained in Article IV of the Option Agreement, Tribune Denver and Tribune jointly and severally represent and warrant to Optionee and agree as follows:

Section 32.1.  Each of Tribune Denver and Tribune has the requisite corporate power and authority to execute and deliver this First Amendment, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

Section 32.2.  The execution, delivery and performance of this First Amendment by each of Tribune Denver and Tribune have been duly authorized and approved by all necessary action of Tribune Denver and Tribune and do not require any further authorization or consent of Tribune Denver or Tribune, or their respective stockholders. This First Amendment is a legal, valid and binding agreement of Tribune Denver and Tribune enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE XXXIII

Additional Representations and Warranties of Optionee.

Without limitation of Optionee’s representations and warranties contained in Article V of the Option Agreement, Optionee represents and warrants to Tribune Denver and Tribune and agrees as follows:

Section 33.1.  Optionee has the requisite corporate and limited liability company power and authority (as the case may be) to execute and deliver this First Amendment, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

Section 33.2.  The execution, delivery and performance of this First Amendment by Optionee have been duly authorized and approved by all necessary action of Optionee and do not require any further authorization or consent of Optionee, or its respective stockholders or members (as the case may be). This First Amendment is a legal, valid and binding agreement of Optionee enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE XXXIV

Additional Conditions Precedent to Obligations of Tribune Denver and
Optionee and KOSI/KEZW Closing Date Deliveries.

(a)  In addition to the items set forth in Section 3.8 of the Agreement, on the KOSI/KEZW Closing Date each of Tribune Denver and Optionee shall execute and deliver to one another the following agreements and arrangements:

(i)  an amendment to the TBA (the “TBA Amendment”), in form and substance reasonably satisfactory to Tribune Denver and Optionee, which amendment shall be effective upon consummation of the KOSI/KEZW Closing and which shall amend the TBA appropriately to take into account or otherwise evidence (1) the purchase and sale of the KOSI/KEZW Purchased Assets, (2) the continued ownership by Tribune Denver and the continued use and operation by Optionee of the Remaining Purchased Assets and (3) a reduction in the amount of the Fixed Fee, as described in Sections 3.1 and 3.2(b)(ii) of the TBA, from $983,000 to $250,000 per month and from $885,000 to $225,000 per month, respectively, as result of the TBA being applicable only to KKHK from and after the KOSI/KEZW Closing; and

(ii)  any written Use Arrangements, in form and substance reasonably satisfactory to Tribune Denver and Optionee, which such Use Arrangements shall be effective upon consummation of the KOSI/KEZW Closing and shall continue through the KKHK Closing Date or the termination of the Option Agreement (unless otherwise agreed upon by the parties in the Use Arrangements).

(b)  In addition to the conditions precedent set forth in Article VIII and Article IX of the Option Agreement, the obligations of Tribune Denver and Optionee to consummate the KOSI/KEZW Closing shall be subject to the execution and delivery of the TBA Amendment and any written Use Arrangement by one another.

ARTICLE XXXV

Miscellaneous.

Except as expressly amended and supplemented by this First Amendment, the Option Agreement remains in full force and effect. Upon the execution and delivery hereof, the Option Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Option Agreement, and this First Amendment and the Option Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Option Agreement.

Notwithstanding anything contained herein to the contrary, in the event the Sinclair Asset Purchase Agreement is terminated or the acquisition by Tribune (or any affiliate thereof or the Exchanger or other qualified intermediary) of the Sinclair Purchased Assets cannot be consummated, in Tribune’s sole and reasonable judgement, Tribune Denver may, by written notice to Optionee, terminate this First Amendment (an “Amendment Termination”), in which event the Option Agreement shall remain in full force and effect without giving any effect to this First Amendment and this First Amendment shall no longer be of any force or effect.

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IN WITNESS WHEREOF, each of Tribune Denver, Tribune, Entercom Denver, Entercom Denver License and Entercom has caused this First Amendment to be signed by one of its officers thereunto duly authorized all as of the date first written above.

TRIBUNE DENVER RADIO, INC.

By:	/s/ MARK W. HIANIK
Mark W. Hianik Vice President, Tribune Company

TRIBUNE BROADCASTING COMPANY

By:	/s/ MARK W. HIANIK
Mark W. Hianik Vice President, Tribune Company

ENTERCOM COMMUNICATIONS CORP.

By:	/s/ JOHN C. DONLEVIE
John C. Donlevie Executive Vice President

ENTERCOM DENVER, LLC

By:	/s/ JOHN C. DONLEVIE
John C. Donlevie Executive Vice President

ENTERCOM DENVER LICENSE, LLC

By:	/s/ JOHN C. DONLEVIE
John C. Donlevie Executive Vice President